Exhibit 10.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

FIRST: The name of the corporation is: Titan Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1992 (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation is hereby amended by striking Article FOURTH thereof in its entirety and substituting in lieu thereof a new Article FOURTH, which shall read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

FOURTH: This Certificate of Amendment of Certificate of Incorporation has been duly adopted by the Board of Directors and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 29th day of May, 2008.

/s/ Marc Rubin
Name: Marc Rubin, M.D.
Title: President and Chief Executive Officer